Exhibit 99.1

For Immediate Release

Contact: Scott Howat

Director of Corporate

Communications

(734) 827-5421

AFFINIA GROUP INC. ANNOUNCES CHANGES

IN EUROPEAN OPERATIONS

Two Facilities in Spain Affected by Restructuring

ANN ARBOR, MICH. (June 3, 2008) – Affinia Group Inc., a global leader in on- and off-highway replacement products and service, has announced changes for its Quinton Hazell® operations in Spain as part of a comprehensive restructuring program. These changes represent the final elements in Quinton Hazell’s business strategy of forming high-quality manufacturing centers focused on core products and supported by joint ventures and low-cost sourcing.

The affected facilities in Barcelona and Llodio employ approximately 275 people involved in the manufacture of water pumps and suspension products. The water pump manufacturing facility in Barcelona will be integrated into existing operations, while a shock-absorber plant in Llodio will be reorganized by year-end to better meet the needs of the European automotive aftermarket.

Affinia Group began a strategic restructuring program in 2005 in response to the globalization of aftermarket manufacturing and sourcing.

“Our decision to phase out manufacturing in Barcelona and reorganize the Llodio facility became necessary to meet the objectives of our global restructuring program,” said Rod Ashby-Johnson, Affinia’s Vice President of Commercial Distribution in Europe and General Manager of Affinia’s Quinton Hazell Group. “We deeply regret the impact on the lives of our people and their families. We will provide assistance where possible during these challenging times.”

Affinia Group Inc. is a global leader in the on- and off-highway replacement products and service industry. In North America the Affinia family of brands includes WIX® filters, Raybestos® , AIMCO® and BrakePro® brake products, and McQuay-Norris® and Spicer® Chassis parts. South American and European brands include Nakata®, Filtron®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing and import pressures; the shift in demand from premium to economy products; our dependence on our largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy prices; our ability to achieve cost savings from our restructuring; increased costs in imported products from China and other low cost sources; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; changes to anti-dumping duty rates; risk of impairment to intangibles and goodwill; risk of successful refinancing if required; non-performance by, or insolvency of, our suppliers or our customers; work stoppages or similar difficulties could significantly disrupt our operations, and other labor disputes; challenges to our intellectual property portfolio; and our exposure to a recession. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements.